UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2004

Retek Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28121	51-0392671

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Retek on the Mall
950 Nicollet Mall
Minneapolis, MN 55043

(Address of principal executive offices)

(612) 587-5000

(Registrant’s telephone number, including area code)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

     On November 12, 2004, Retek Inc. (the “Company”) through its wholly owned subsidiary Retek Information Systems, Inc., a Delaware corporation, purchased certain assets of Syncra Systems Inc. (“Syncra”), a leader in Collaborative Planning, Forecasting and Replenishment technology pursuant to an Asset Purchase Agreement. In connection with the purchase of Syncra, we paid $4.7 million in cash, which will be paid from the Company’s existing cash resources.

     A copy of the Company’s November 16, 2004 press release has been filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

     The financial statements required by this Item will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

     The pro forma financial information required by this Item will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits

Exhibit No.	Description of Exhibit
99	Retek Inc. Press Release dated November 16, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETEK INC.
DATE: November 18, 2004	By:	/s/ Gregory A. Effertz
Gregory A. Effertz
Senior Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Method of Filing
99	Retek Inc. Press Release dated November 16, 2004	File Electronically